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                                                           Exhibit 10-k

                             ADC/FIBERMUX CORPORATION
                            MANAGEMENT INCENTIVE PLAN
                                  FISCAL 1993


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                       FIBERMUX MANAGEMENT INCENTIVE PLAN
                                FISCAL YEAR 1993


INTRODUCTION

- -     The Board of Directors of Fibermux Corporation has authorized a Management
      Incentive Plan ("The Plan") to be administered by the Company President and the Human Resources Department.

- -     The Plan provides you with an opportunity to share in the Financial and
      Objective results achieved by the Company and you. This document describes that opportunity, which becomes effective beginning Fiscal 1993. (June 29, 1992 through June 30, 1993)

PLAN SUMMARY

- -     The purpose of the Management Incentive Plan is to provide incentive compensation to key employees of Fibermux who are major contributors to the revenue growth, profitability, and management of the Company.

- -     Two principles are primary to the Plan design:

      1. THE PLAN REINFORCES THE ANNUAL FINANCIAL GOALS which are part of our long-term plans. The goals featured in the plan relate to Fibermux' revenue and earnings before interest and taxes ("EBIT").

      2. THE PLAN PLACES EMPHASIS ON INDIVIDUAL PERFORMANCE AND GROUP ACHIEVEMENTS as a basis for compensation. Measurable Performance Objectives will be mutually established by each participant and their immediate manager. Accomplishing these objectives will determine the amount of incentive payout on the Objectives section of the Plan. An example form for Performance Objectives is included as Attachment E to this document.

ELIGIBILITY

- -     Participation in the Plan is determined by position title and job responsibility. Your eligibility is communicated through an Incentive Plan Agreement.

- -     No employee, not previously designated as a participant, will be included in the Management Incentive Plan after December 31 of the current fiscal year.

- -     A participant in the Management Incentive Plan who voluntarily resigns full-time employment prior to the end of the fiscal year will not be eligible for any payout from the Plan. Part-time and/or temporary employees are not eligible for participation.




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                             ADC/FIBERMUX CORPORATION
                            MANAGEMENT INCENTIVE PLAN
                                  FISCAL 1993


- -     Employees participating in a Sales Compensation Plan are not eligible to participate in the Management Incentive Plan.


PLAN GUIDELINES

The operation of the Plan can best be explained by considering the following:

1.    WHAT ARE THE INCENTIVE OPPORTUNITIES FOR EACH PERFORMANCE GOAL?

      The incentive opportunity for each performance measure (Financial Goals and individual Performance Objectives) will be weighted by the following percentages:


                                      Vice President
                                And Assoc. Vice President  Director  Manager
                                -------------------------  --------  -------
      Financial Goals                    60%                  55%       50%

      Performance Objectives             40%                  45%       50%


2.    WHAT ARE THE FINANCIAL GOALS AND HOW ARE THEY MEASURED?

      The incentive compensation earned for Financial Goals will be based upon the Participants Base Salary, the actual revenue and the actual earnings before interest and taxes as a percent ("%") of revenue ("EBIT %") as compared to the Companys target revenue and EBIT% set forth in its Annual Operating Plan ("AOP") approved by the Fibermux Board of Directors.

      The Company's Fiscal 1993 AOP Financial Goals are:

                    Revenue             $  65,700,000
                    EBIT                $  13,131,000
                    EBIT%                  19.99%

      The incentive compensation earned for a fiscal year shall be determined by calculating the percent of plan ("POP") for each of the actual revenue and actual EBIT% for such fiscal year. The POP shall be calculated as follows:

      POPR =   Actual Revenue Dollars        POPP =   Actual EBIT%
               ----------------------                 ------------
                AOP Revenue Dollars                    AOP EBIT%

      As used herein, "POPR" means the POP determined for the actual revenue and "POPP" means the POP determined for the actual EBIT%.

      The financial goals will be weighted at 75% for EBIT achievement and 25% for revenue achievement.



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                             ADC/FIBERMUX CORPORATION
                            MANAGEMENT INCENTIVE PLAN
                                  FISCAL 1993

      No incentive compensation on financial goals will be paid if either the actual revenue or the actual EBIT% falls below 80% of the respective AOP amount (I.E., the POP is less than 80%). The maximum POP is 120%.

      The incentive compensation bonus will be based on the participant's base salary as of July 1, 1992. For eligible employees hired after June 29, but before December 31, the base salary at their time of hire will be used to calculate their pro-rated incentive compensation bonus.


3.    WHAT ARE THE PERFORMANCE OBJECTIVES AND HOW ARE THEY MEASURED?

      Each participant in the Plan will be required to establish three key measurable Performance Objectives for each six-month period in Fiscal 1993 (Attachment E). The objectives may be set in the following ways:

      - Three measurable objectives that have a completion date by the end of the six-month period;

      - Three measurable objectives that will take the entire year to achieve but measurable milestones will be achieved at the end of the six-month period;

      -    A combination of the above.

      These objectives will be mutually established and agreed upon by the participant and their immediate manager. Objectives must be approved by the Department Vice President, and in some cases, the President. Participant attainment of these objectives will determine incentive payments for this part of the Plan.

      The review of the objective attainment will be assessed by the participant and their immediate manager. The manager will then recommend to the Department Vice President, the Director, Human Resources, and President the performance appraisal against these objectives and the incentive payment on the Objective section of the Plan.

      If a Participant's job title and/or responsibilities change, Fibermux reserves the right to change a Participant's objectives.


4.    WHAT IF MY OBJECTIVES CHANGE?

      A participant can change their Performance Objectives up to forty-five
      (45) days into the six (6) month period. After that time, no changes will be accepted.

      If a Participant's objectives change, the new Performance Objectives must be approved by the participant's immediate manager, the Department Vice President, the Director, Human Resources, and the President.



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                             ADC/FIBERMUX CORPORATION
                            MANAGEMENT INCENTIVE PLAN
                                  FISCAL 1993

5.    HOW ARE INDIVIDUAL INCENTIVE PAYMENTS DETERMINED?

      A participant's incentive payment is determined by the following:

      - The participant's incentive target opportunity. The target opportunity is expressed as a percentage of the participant's base salary as of July 1 of the fiscal year and varies by job level. The target percentage for each position will be noted on the Incentive Plan Agreement which will be sent to each participant;

      - How well Fibermux performs against its established annual financial goals;

      - How well participants perform relative to their individual Performance Objectives.


6.    WHEN AND HOW ARE INCENTIVE PAYMENTS MADE?

      1.   Financial Goals Payment

           Payment will be made annually, within two and one-half months after the end of the fiscal year. The calculations of the incentive payouts will be made after the company financial results have been audited.

      2.   Performance Objectives Payment

           Payment will be made semi-annually. The first payment will be within forty-five days after the first six-month period. The second payment will be made in conjunction with the financial goals payment made within two and one-half months after the end of the fiscal year.


The Plan does not constitute or provide any guarantee of employment or compensation to participants, and Fibermux has no commitment to adopt this specific Plan in any future fiscal year. The President and the Board of Directors of Fibermux will retain full discretion in the administration of the Plan, and their decisions will be final.









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